SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 19, 2008

Date of Report

(Date of earliest event reported)

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Results Way

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 19, 2008, DURECT Corporation (the Company) and Alpharma Ireland Limited, an affiliate of Alpharma Inc., (Alpharma) entered into a development and license agreement granting Alpharma the exclusive worldwide rights to develop and commercialize ELADUR™, DURECT’s investigational transdermal bupivacaine patch currently under development for the treatment of pain associated with post-herpetic neuralgia (PHN). Closing of the transaction is anticipated to occur in the fourth quarter of 2008 and is contingent solely on completion of review under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976.

Under the terms of the agreement, upon closing of the transaction, Alpharma will pay the Company an upfront license fee of $20 million, with possible additional payments of up to $93 million upon the achievement of predefined development and regulatory milestones spread over multiple clinical indications and geographical territories as well as possible additional payments of up to $150 million in sales-based milestones. If ELADUR is commercialized, the Company would also receive a royalty on product sales. Upon closing of the transaction, Alpharma will control and fund the development program. The Company will perform development activities through completion of Phase 2 and formulation and manufacturing scale-up activities for the program, the costs of which shall be reimbursed by Alpharma. The term of the agreement shall commence upon the closing of the transaction and continue on a jurisdiction-by-jurisdiction basis until the later of fifteen (15) years from the date of first commercial sale of ELADUR or the expiration of patent coverage or data exclusivity in such jurisdiction. During the term of the agreement, subject to specified conditions, neither party nor their affiliates may develop or commercialize a transdermal patch containing bupivacaine. Upon expiration of the term of the agreement, the rights and licenses granted to Alpharma shall convert to fully paid-up, non-royalty bearing, perpetual rights and licenses. The agreement provides each party with specified termination rights, including the right of Alpharma to terminate at any time without cause and each party to terminate the agreement upon material breach of the agreement by the other party. The agreement also contains terms and conditions customary for this type of arrangement, including representations, warranties and indemnities.

Item 8.01	Other Events

The Company issued a press release announcing this event on September 22, 2008, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of DURECT Corporation dated September 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: September 23, 2008	By:	/s/ James E. Brown
James E. Brown
President and Chief Executive Officer